UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Travelport Worldwide Limited
(Name of Registrant as Specified In Its Charter)

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Travelport to be acquired by affiliates of Siris Capital and

Evergreen Coast Capital

Colleague FAQs

What has been announced today?

•	We have announced that we have entered into a definitive agreement to be acquired by Siris Capital Group LLC (“Siris”) and Evergreen Coast Capital (“Evergreen”), the private equity arm of Elliott Management
•	Under the terms of the agreement, Siris and Evergreen would acquire all the outstanding common shares of Travelport for $15.75 per share in cash
•	Siris is a leading private equity firm headquartered in New York with a particular focus on taking technology platform businesses private and enabling them to reposition, in that private environment, for future growth
•	Evergreen Coast Capital is Elliott Management’s Silicon Valley-based private equity affiliate. You’ll recall that Elliott took a position in Travelport in March 2018. Evergreen is focused exclusively on investing in technology companies
•	We now enter a 45-day period known as a “Go-shop” where Travelport can seek and receive alternative acquisition proposals. There is, of course, no guarantee that a superior proposal will be received.
•	We currently expect the acquisition to be completed in the second quarter of 2019, subject to customary closing conditions.
•	Once completed, Travelport would become a privately held company, which means we would no longer be traded on the New York Stock Exchange (NYSE).
•	In the meantime, it’s business as usual. We remain listed on the NYSE and focused on delivering for our customers.

What does this transaction mean for Travelport employees?

•	It’s important to remember we have only announced the signing of the agreement, and for the foreseeable future there will be no changes to how we operate – it’s business as usual for everyone at Travelport.
•	We expect the acquisition to be complete in the second quarter of 2019.
•	In the meantime, it is important we remain focused on completing our 2018 plans and looking ahead to delivering our 2019 plans.

What is a go-shop period?

•	Under terms of the merger agreement, Travelport is allowed to solicit alternative acquisition proposals for our company from other potential acquirers during a 45-day "go-shop" period.
•	It is designed to ensure that the shareholders of the company have the opportunity to get the best deal possible.
•	There is no guarantee that a superior proposal will be received, and the merger agreement provides Siris and Evergreen with a customary right to match any superior proposal.

Why are Siris Capital and Evergreen good partners for Travelport?

•	First and foremost, Siris and Evergreen are specialist technology investors and understand our business.
•	The investment Siris and Evergreen plan to make in Travelport is a clear endorsement of our strategy and a confirmation of the future potential it sees in the company.

•	Siris has an established track record of success in completing similar take-private transactions, including Web.com, Polycom, Premiere Global Services (PGi), Digital River, Transaction Network Services (TNS), Xura (Mavenir), Airvana and Tekelec.

Why is Siris buying Travelport?

•	Siris has stated that Travelport fits into Siris’ technology portfolio of companies that provide solutions that are mission-critical to their customers’ businesses and revenue.
•	Siris believes Travelport shares many characteristics that it actively looks for in its investments:
o	Product and service offerings that are “mission critical” to customers;
o	Attractive industry and growth dynamics;
o	Strong technology platform and service delivery capabilities;
o	Embedded relationships with a diverse customer base;
o	Strong brand equity and competitive positioning;
o	Opportunities for organic and acquisition-driven growth; and
o	Experienced leadership teams.
•	Siris sees great talent and potential within the organization and is excited to partner with Travelport.

What does this mean for the future of the company?

•	Siris and Evergreen are both specialist technology platform investors with a successful track record of investment in companies across the technology, data and telecommunications fields.
•	Throughout our discussions they have demonstrated their strong commitment to the success of our customers, colleagues and partners.
•	We will continue to develop and invest in our platform to serve the changing needs of our customers in the travel industry in a private environment.
•	These investments include:
o	Addressing the changing manner in which air, hotel, car rental and other content is presented and offered to travel intermediaries;
o	The application of data, machine learning and analytics to improve search, shopping and value-add sales;
o	Investment in the next generation of conveyance mechanisms including APIs, the use of public clouds and mobile to address the ongoing evolution in how travel is searched, booked and managed pre-trip, in-trip and post-trip; and
o	How B2B payments in travel can be further enhanced to reduce friction, cost and risk.

Key players from each of the parties involved in the acquisition have been very complimentary of Travelport:

John Swainson, Siris Capital Executive Partner, said: “We have been impressed with Travelport’s industry leadership, global scale and reach, local expertise, world-class management team and commitment to delivering best-in-class solutions for global travel suppliers and agencies. Siris looks forward to building on this legacy and supporting Travelport as it invests in its platform and embarks on a new phase of innovation and industry leadership.”

Frank Baker, Co-Founder of Siris Capital, added: “Travelport has an impressive track record of developing and bringing to market best-in-class distribution capabilities, technology services, innovative payment solutions and other value-add digital tools for the global travel industry. Siris looks forward to partnering with the company’s management team and Evergreen in this next phase of Travelport’s evolution and growth as a private company.”

Jesse Cohn, Partner at Elliott, commented: “Under Gordon’s leadership, Travelport has built a leading travel technology platform and a leading B2B payments offering in eNett. We look forward to investing in the entire Travelport team and working with them and Siris to build upon and advance Travelport’s strong track record of technology innovation in serving global travel suppliers and agencies.”

What does this mean for our strategy and our 2020 goals?

•	It is very much business as usual. We remain focused on delivering our strategy and plans for 2019 and beyond.

Why are we suspending our 2020 financial targets?

•	While we are within the transaction process, we are suspending our 2020 financial targets.

Why are we forecasting approximately flat Adjusted EBITDA for 2019?

•	As indicated in our Q3 financial results we are dealing with the impact of some specific customer headwinds while continuing to invest so that we can fully deliver on the new growth opportunities offered by our customer wins.

Will there be headcount reductions as a result of the transaction?

•	It will be business as usual for the foreseeable future.
•	The structural changes we are currently making are not linked to the Siris and Evergreen agreement but have been identified to address our cost base, efficiency and the changing dynamics of our business.
•	The current planned structural changes will continue, as will the UK consultation process.

Will my role or team change?

•	There are many changes going on in the company that are affecting our roles and teams and we expect we will continue to evolve as a company, but we do not expect any direct impacts as a result of this transaction.
•	As we move through the process of completing the transaction, it will be business as usual for the foreseeable future.

What does the acquisition by Siris and Evergreen mean in terms of 2019 budget targets and investment in projects that I am working on?

•	It’s business as usual for all colleagues. You should continue to work towards the targets and investments planned for 2019.

Will there be changes to our senior leadership as a result of this transaction?

•	There are no immediate planned changes with respect to the executive team.
•	Any key personnel decisions will be identified and communicated in a timely and thoughtful manner.

What will be the composition of Travelport’s board of directors? Will any key executives be eaving the company?

•	Consistent with similar “take-private” transactions led by financial sponsors, the board of directors will be reconstituted when the transaction closes.

Will this be different to the last time we were bought by a private equity firm?

•	Siris and Elliott are specialist technology platform investors. Throughout the process they have demonstrated their deep technology expertise together with a strong commitment to the success of our customers, employees and partners.
•	As experienced technology investors they say they are looking forward to supporting Travelport as we invest in our platform and embark on a new phase of innovation and industry leadership.
•	They also say they look forward to investing in the entire Travelport team and to building upon and advancing Travelport’s strong track record of technology innovation in serving global travel suppliers and agencies.

Will I keep my service date under the acquisition by Siris and Evergreen?

•	Yes, your service date will remain the same.

Will there be any changes to colleague salaries, compensation or benefits as a result of this transaction?

•	The agreement with Siris and Evergreen stipulates that colleagues’ base pay and annual target cash bonus opportunities will be no less favorable and benefits will be no less favorable in the aggregate for one year following the close of the transaction.
•	As usual we may amend existing programs to meet the needs of the business and to remain competitive.
•	We understand Siris and Evergreen are dedicated to maintaining a competitive compensation and benefits environment for employees.

What will it mean for the bonus and Sales Incentive Plans?

•	We plan to conduct our usual ProsperUs bonus and SIP processes at the end of the 2018 financial year based on the full year performance of the business.
•	Additionally, Siris and Evergreen have committed to maintaining similar annual incentive plans for at least a year after close.
•	We understand Siris and Evergreen are dedicated to maintaining a competitive compensation and benefits environment for employees.

What about our employee share purchase programs (ESIP in the UK, ESPP in the US and ASIP in Ireland)?

•	We will complete the Q4 2018 offerings under the plans, which are currently in progress, and we expect the Q4 2018 purchases to be executed based on the closing price of our shares on 31st December 2018, consistent with the terms of the plans.
•	However, because the acquisition may close prior to the end of the next quarter (31st March 2019) we will not deduct share-purchase contributions from pay after 31st December 2018.
•	For participants who hold shares under any of our Travelport share purchase programs, those shares will automatically be bought by Siris/Evergreen on the day of the closing of the sale of Travelport and the cash proceeds will be delivered to participants. As we get closer to that date we will provide further details.

I have received an award of Restricted Share Units (RSU) under the Long-Term Incentive Plan (LTIP). What will the transaction mean for that plan?

•	Colleagues participating in the LTIP will be communicated with directly.

Can employees sell stock today?

•	Stock trading by employees will continue to be governed by our Insider Trading Policy.

•	If you have any questions regarding buying and selling of stock, please contact our Deputy General Counsel Rochelle Boas.

What will happen to my pension or 401(k) program following the acquisition by Siris and Evergreen?

•	As we move through the transaction process it is business as usual and there will be no changes as a result of the transaction to employee pension plans or to the 401(k) program.

Will our headquarters change as a result of the transaction?

•	Siris and Evergreen have informed us that there is no planned relocation of Travelport’s headquarters from Langley.

Will any of our Travelport offices be closed?

•	It’s business as usual while we move through the transaction process and we will continue with our current plans for office changes, including refurbishments, relocations and closures

Will Travelport employees become employees of Siris and Evergreen?

•	No. You will continue to be employees of Travelport. If the transaction is completed, Travelport will be owned by an affiliate of Siris and Evergreen. Similarly, eNett will continue as a majority- owned and controlled subsidiary of Travelport.

What if I resign before the transaction is completed?

•	Irrespective of the transaction, employees who resign are bound by current terms and conditions of their employment, and the plan rules on bonus and equity treatment would be applied.

What will be the impact on recruiting? Will we continue to recruit external hires during this period?

•	It is business as usual as we move through the transaction process.
•	We do not expect the transaction to have any material impact on recruiting. We will continue our efforts to attract and recruit the best possible talent for the company.

What does this mean for contractors?

•	The transaction will have no immediate impact on contractor relationships with Travelport.

How will the transaction impact clients and business partners?

•	As we move through the transaction process it is very much business as usual at Travelport.
•	There are no changes in our strategic priorities nor in terms of how we operate the business following this announcement.

If our customers or vendor partners call and ask questions, what can I tell them?

•	That it is business as usual and there are no immediate changes in terms of our priorities nor how we operate our business as a result of this announcement
•	Gordon has written to all of our customers to share the news.
•	You can access a full set of customer briefing materials on Homeport

Does this transaction impact eNett?

•	eNett will continue to be a majority-owned and controlled subsidiary of Travelport; no eNett shares are being purchased or exchanged in this transaction.

What’s next?

•	It is very much business as usual for all of us Travelport as we move through the transaction process.
•	It is the same Travelport tomorrow providing the same products and services as it does today, focusing on our growth opportunities and investments.
•	We can convey confidence to our customers and vendor partners and will continue to provide them with the high-levels of support that they deserve.
•	We will now work to complete the transaction, which we expect to occur sometime in second quarter of 2019.
•	Once completed, Travelport would become a privately held company, which means we would no longer be listed on the New York Stock Exchange (NYSE).
•	In the meantime, it’s business as usual; we remain listed on the NYSE and are focused on delivering for our customers.

If I get external questions about the announcement, who should I ask?

•	Announcements like this usually generate external interest so we must be sure we speak in one voice.
•	Please contact the below colleagues as follows:
o	For any media or customer queries: julian.eccles@travelport.com.
o	For any investor or shareholder queries: majid.nazir@travelport.com or peter.russell@travelport.com.
o	For any government or industry stakeholders: simon.gros@travelport.com.

Who do I contact with any questions my team or me have?

•	We have set up a specific email address - please send your questions to askaquestion@travelport.com.
•	We would expect to be able to provide our next update early in the New Year.
•	There will always be some questions that we simply cannot answer. Please bear with us, and carry on asking them, so we can answer them in due course.

Important Information For Investors And Shareholders

Important Information and Where to Find it

The proposed acquisition of Travelport Worldwide Limited (the “Company”) by Siris Capital Group, LLC (“Siris”) and Evergreen Coast Capital Corp (“Evergreen”) will be submitted to the shareholders of the Company for their consideration. In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) a proxy statement with respect to a special meeting of the Company’s shareholders to approve the proposed transaction. The definitive proxy statement will be mailed to the Company’s shareholders. the Company also plans to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SIRIS, EVERGREEN AND THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company, Siris and Evergreen, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at ir.travelport.com or by contacting the Company’s Investor Relations Department at +44 (0)1753 288 686.

Certain Information Regarding Participants

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 20, 2018, and in its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on April 25, 2018. To the extent holdings of the Company securities have changed since the amounts printed in the proxy statement for the 2018 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This communication does not constitute a solicitation of proxy, an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “should,” “will”, and “would” or other similar words. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to the costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of the Company; the Company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed transaction by shareholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction.

All forward-looking statements involve significant risks and uncertainties that could cause future results to differ from those expressed by the forward-looking statements, many of which are generally outside the control of the Company and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, (i) the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required shareholder or regulatory approvals, the taking of governmental action to block the proposed transaction, the inability to obtain required financing, or the failure of other closing conditions, and (ii) the possibility that expected financial results will not be realized, or will not be realized within the expected time period, because of, among other things, factors affecting the level of travel activity, particularly air travel volume, including security concerns, pandemics, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which the Company operates, including fluctuations in currencies, particularly in the U.S. dollar, and the economic conditions in the Eurozone; pricing, regulatory and other trends in the travel industry; the Company’s ability to obtain travel provider inventory from travel providers, such as airlines, hotels, car rental companies, cruise lines and other travel providers; the Company’s ability to develop and deliver products and services that are valuable to travel agencies and travel providers and generate new revenue streams; maintenance and protection of the Company’s information technology and intellectual property; the impact on travel provider capacity and inventory resulting from consolidation of the airline industry; the impact the Company’s outstanding indebtedness may have on the way the Company operates its business; the Company’s ability to achieve expected cost savings from the Company’s efforts to improve operational and technology efficiency, including through the Company’s consolidation of multiple technology vendors and locations and the centralization of activities; the Company’s ability to maintain existing relationships with travel agencies and to enter into new relationships on acceptable financial and other terms; and the Company’s ability to grow adjacencies, such as payment and mobile solutions; and the impact on business conditions worldwide as a result of political decisions, including the United Kingdom’s decision to leave the European Union.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. The factors listed in the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 20, 2018, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 3, 2018, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 2, 2018, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 1, 2018, provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in the forward-looking statements. You should be aware that the occurrence of the events described in these risk factors and elsewhere could have an adverse effect on the Company’s business, results of operations, financial position and cash flows.

Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward- looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect thereto or with respect to other forward-looking statements. For any forward-looking statements contained in any document, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.